                                                                    EXHIBIT 8(b)

                         [LETTERHEAD OF NORTON ROSE]



2 March 1998

The Directors of Texas Utilities Company
Energy Plaza
1601 Bryan Street
Dallas
Texas 75201
USA

Dear Sirs

THE ENERGY GROUP PLC ("THE ENERGY GROUP")

You have requested our opinion with respect to certain United Kingdom tax consequences for the shareholders of The Energy Group in connection with an offer by Lehman Brothers International (Europe) and Merrill Lynch International, on behalf of TU Acquisitions PLC ("TU Acquisitions"), for the whole of the issued share capital of The Energy Group (the "Texas Utilities Offer").

Our opinion is based upon facts described in the Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the United States Securities and Exchange Commission, and upon facts represented to us or determined by us as of this date. Our opinion is also based upon existing United Kingdom law, practice and judicial and administrative precedent, all of which are subject to change either prospectively or retroactively.

Based upon the foregoing, it is our opinion that paragraph 14 of the letter from Lehman Brothers International (Europe) and Merrill Lynch International, to shareholders of The Energy Group, included in, and paragraph 13 of Appendix VIII to, the Registration Statement, is a summary of current United Kingdom tax consequences for those shareholders of The Energy Group to whom that summary relates.

We have assumed that the application for clearance under section 138 Taxation of Chargeable Gains Act 1992, to which reference is made in those paragraphs under the

2 March 1998



heading, "United Kingdom Taxation" - "Taxation of chargeable gains", will be sent to the Inland Revenue prior to posting of the Texas Utilities Offer Document to shareholders of The Energy Group and certain others, and that it will be sent by, or on behalf of, TU Acquisitions in the form of the latest draft prior to the date of this letter.

We hereby consent to the use of this Opinion as an exhibit to the Registration Statement to be filed by Texas Utilities Company with the Securities and Exchange Commission, and to the use of our name in the Registration Statement.


Yours faithfully

/s/ NORTON ROSE

Norton Rose




                                       2